Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-193249) of True Drinks Holdings, Inc. on Form S-1 of our report dated April 5, 2013, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2012.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

July 29, 2014